UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2022

TORTOISEECOFIN ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40633	98-1583266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 College Boulevard Overland Park, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 981-1020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	TRTL.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TRTL	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRTL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2022, William J. Clinton resigned from the board of directors (the “Board”) of TortoiseEcofin Acquisition Corp. III (the “Company”) and all committees thereof. Mr. Clinton’s resignation was not a result of any disagreement with the Company on any matters related to the Company’s operation, policies or practices. In connection with Mr. Clinton’s resignation and in accordance with the terms of the arrangement to which all independent directors agreed at the time of their appointment to the Board, Mr. Clinton forfeited to the Company all of the Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), which were previously issued to him in connection with his appointment to the Board.

On October 31, 2022, Greg A. Walker was appointed as a member of the Board to fill the vacancy on the Board resulting from Mr. Clinton’s resignation. The Board has determined that Mr. Walker is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable U.S. Securities and Exchange Commission (the “SEC”) rules and regulations. Mr. Walker will serve on the audit, compensation and nominating and corporate governance committees and serve as chair of the nominating and corporate governance committee.

From 2011 to 2018, Mr. Walker was a member of the Board of Directors of Armstrong Energy, Inc., which operated mining, processing and loading facilities in the Illinois Basin, where he also served as the Chairman of the Conflicts Committee and a member of the Audit and Compensation Committees. From July 2009 through January 2011, Mr. Walker served as a Senior Vice President of Alpha Natural Resources, Inc., a publicly traded mining company, where he assisted with integration issues after the 2009 merger of Alpha Natural Resources, Inc. and Foundation Coal Holdings, Inc. (“Foundation Holdings”), which was a publicly traded mining company. From 2004 through July 2009, Mr. Walker served as the Senior Vice President, General Counsel and Secretary of Foundation Holdings, which was acquired in 2004 by a consortium of Blackstone Group, L.P., First Reserve Corporation and American Metals & Coal International, Inc. At Foundation Holdings, Mr. Walker oversaw all legal and regulatory matters related to the formation, financing, registration and initial public offering of the company on the NYSE. In his position as General Counsel of Foundation Holdings, he also had management oversight for the legal, environmental, land and government affairs functions at the company and had operational responsibility for the natural gas and coalbed methane business, which was developed into a successful operating asset under his leadership. From 1999 to 2004, Mr. Walker served as the Senior Vice President, General Counsel and Secretary of RAG American Coal Holdings, Inc., which was the predecessor entity to Foundation Holdings. From 1989 through 1999, Mr. Walker served in various capacities in the law department of Cyprus Amax Minerals Company, which was one of the largest integrated mining companies in the United States. From 1986 to 1989, Mr. Walker was a litigation and regulatory attorney for a private law firm. From 1981 through 1986, he held various positions within the law department of Mobil Oil Corporation in New York, New York and Denver, Colorado. Mr. Walker was also a member of the Board of Directors of FutureGen Industrial Alliance, Inc. (“FutureGen”) from 2005 through 2011, and in 2008, he served as the Chairman of the Board of Directors of FutureGen, which was a not-for-profit international alliance of major utilities and mining companies whose members worked with the United States Department of Energy to develop plans to design, build and operate a commercial scale power plant and associated carbon dioxide capture and sequestration project. Mr. Walker received a Bachelor of Arts degree from the University of Pennsylvania, where he graduated cum laude with distinction with a double major in Geology and Environmental Sciences, and a Juris Doctor degree from the University of Florida, College of Law, where he received various awards.

Mr. Walker’s extensive knowledge of the energy industry and the regulatory framework relating to the energy industry, as well as his substantial experience in serving on the board of directors and audit committee of a publicly traded company and serving as long-term general counsel and officer of publicly traded and privately held companies, bring important and valuable skills to the Board.

There are no arrangements or understandings between Mr. Walker or any other person pursuant to which he was elected director. The Company is not aware of any transaction in which Mr. Walker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Walker joined the letter agreement, dated July 19, 2021 (the “Letter Agreement”), by and among the Company, its officers and directors, TortoiseEcofin Sponsor III LLC (the “Sponsor”) and TortoiseEcofin Borrower LLC (“Tortoise Borrower”), by entering into an Insider Letter Acknowledgment and Agreement, dated October 31, 2022. The full text of the Letter Agreement is filed as Exhibit 10.1 hereto and incorporated in this Item 5.02 by reference. On October 31, 2022, the Company also entered into an indemnification agreement with Mr. Walker (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Walker to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s existing indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 hereto and incorporated in this Item 5.02 by reference.

In connection with his appointment to the Board, the Company issued 40,000 Class B Ordinary Shares to Mr. Walker at their original purchase price.

In connection with his appointment to the Board and the issuance of 40,000 Class B Ordinary Shares, Mr. Walker joined the registration rights agreement, dated July 19, 2021, by and among the Company, the Sponsor, Tortoise Borrower and the other parties named therein (the “Registration Rights Agreement”), by entering into a Joinder to Registration Rights Agreement, dated October 31, 2022. The full text of the Registration Rights Agreement is filed as Exhibit 10.3 hereto and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated July 19, 2021, among TortoiseEcofin Acquisition Corp. III, its officers and directors, TortoiseEcofin Sponsor III LLC and TortoiseEcofin Borrower LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40633) filed on July 22, 2021).
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-253586), filed on February 26, 2021).
10.3	Registration Rights Agreement, dated July 19, 2021, among TortoiseEcofin Acquisition Corp. III, its officers and directors, TortoiseEcofin Sponsor III LLC, TortoiseEcofin Borrower LLC and the other parties named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40633) filed on July 22, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISEECOFIN Acquisition Corp. III

Date: November 1, 2022	By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer

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